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EXHIBIT 12.1

Veeco Instruments Inc.
Ratio of Earnings to Fixed Charges
($ in thousands, except ratio data)


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
                                                                                    YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------------------------
                                                                       1997       1998         1999        2000        2001
                                                                ------------------------------------------------------------
FIXED CHARGES:

Interest expense, including amortization of debt issue costs         $1,892     $2,875       $3,002      $2,374      $2,584

Portion of rental expense deemed to represent interest                  855        869        1,351       1,529       1,480

                                                                ------------------------------------------------------------
      Total fixed charges                                            $2,747     $3,744       $4,353      $3,903      $4,064
                                                                ============================================================


EARNINGS BEFORE FIXED CHARGES:

Income before income taxes, discontinued operations and
cumulative effect of change in accounting principle                 $38,279    $19,652      $40,404      $8,445     $20,902

Fixed charges                                                         2,747      3,744        4,353       3,903       4,064

                                                                ------------------------------------------------------------
      Total earnings before fixed charges                           $41,026    $23,396      $44,757     $12,348     $24,966
                                                                ============================================================



RATIO OF EARNINGS TO FIXED CHARGES                                  14.935x     6.249x      10.282x      3.164x      6.143x
                                                                ============================================================
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